EXHIBIT 1.1

                                SELLING AGREEMENT





                   GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
                        (AN ILLINOIS LIMITED PARTNERSHIP)


                                  $200,000,000


                      UNITS OF LIMITED PARTNERSHIP INTEREST











                       DEARBORN CAPITAL MANAGEMENT, L.L.C.
                   General Partner and Commodity Pool Operator






                            DATED ____________, 2003


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                   GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

                                SELLING AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page


Section 1.   Representations and Warranties of the General Partner.............1

Section 2.   Offering and Sale of Units........................................6

Section 3.   Compliance with Rule 2810 and General Laws.......................10

Section 4.   Blue Sky Survey..................................................12

Section 5.   Covenants of the General Partner.................................13

Section 6.   Payment of Expenses and Fees.....................................14

Section 7.   Conditions of Closing............................................14

Section 8.   Indemnification, Contribution and Exculpation....................18

Section 9.   Status of Parties................................................20

Section 10.  Representations, Warranties and Agreements to Survive Delivery...20

Section 11.  Termination......................................................20

Section 12.  Survival.........................................................20

Section 13.  Notices and Authority to Act.....................................20

Section 14.  Parties; Assignment..............................................21

Section 15.  Governing Law....................................................21

Section 16.  Consent to Jurisdiction..........................................21

Section 17.  Counterparts.....................................................21

Exhibit A -- Form of Additional Selling Agent Agreement


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                   GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
                        (AN ILLINOIS LIMITED PARTNERSHIP)

                                  $200,000,000

                      UNITS OF LIMITED PARTNERSHIP INTEREST

               CLASS A UNITS: PREVAILING NET ASSET VALUE PER UNIT
         CLASS B UNITS: INITIALLY $1,000 PER UNIT; THEREAFTER PREVAILING
                            NET ASSET VALUE PER UNIT

                                SELLING AGREEMENT

                                                                          [DATE]

[SELLING AGENT NAME AND ADDRESS]


Dear Sir/Madam:

     DEARBORN CAPITAL MANAGEMENT, L.L.C., an Illinois limited liability company (the "GENERAL PARTNER"), serves as the general partner of an Illinois limited partnership pursuant to the Revised Uniform Limited Partnership Act of the State of Illinois (the "ILLINOIS ACT") under the name GRANT PARK FUTURES FUND LIMITED PARTNERSHIP (the "FUND"), for the purpose of engaging in the speculative trading of futures contracts, forward contracts, options on futures contracts, forward contracts and on commodities, security futures contracts, spot contracts, swap contracts and other commodity interest contracts, implementing the trading methods of the independent commodity trading advisors engaged by the General Partner on behalf of the Fund. [SELLING AGENT] (the "SELLING AGENT") shall be a principal selling agent for the Fund. ____________ and ____________ also will serve as principal selling agents for the Fund (the Selling Agent, collectively with the other principal selling agents, the "PRINCIPAL SELLING AGENTS"). Other selling agents (the "ADDITIONAL SELLING AGENTS") may be selected by the General Partner in its sole discretion, substantially in accordance with the terms of the Form of Additional Selling Agent Agreement, attached as Exhibit A hereto.

     The Fund desires to raise capital as herein provided by the sale of units of limited partnership interest in the Fund (the "UNITS"), the purchasers of which will become limited partners ("LIMITED PARTNERS") of the Fund, and the Selling Agent hereby agrees to use its best efforts to market the Units pursuant to the terms hereof. Accordingly, the Selling Agent, the General Partner and the Fund, intending to be legally bound, hereby agree as set forth below. This Selling Agreement shall be referred to herein as the "AGREEMENT."

     Section 1. Representations and Warranties of the General Partner. The General Partner represents and warrants to the Selling Agent as of the date hereof, with such representations and warranties to be restated and reaffirmed as of each Closing Date (as defined in Section 2(g) hereof):


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          (a) The Fund has provided to the Selling Agent, and filed with the
     Securities and Exchange Commission (the "SEC"), a registration statement on Form S-1 (No. 333-104317), as initially filed with the SEC on April 4, 2003 and an amendment or amendments thereto, for the registration of the Units under the Securities Act of 1933, as amended (the "1933 ACT"), and has filed one copy thereof with the National Futures Association ("NFA") in accordance with NFA Compliance Rule 2-13, the Commodity Exchange Act, as amended (the "COMMODITY ACT"), and the rules and regulations thereunder (the "CFTC REGULATIONS"). The registration statement as amended and delivered to all parties hereto at the time it becomes effective together with any registration statement filed to register additional Units under the 1933 Act pursuant to Rule 462(b) under the 1933 Act, and the prospectus included therein are hereinafter called the "REGISTRATION STATEMENT" and the "PROSPECTUS," respectively, except that: (i) if the Fund files a subsequent post-effective amendment to the registration statement, then the term "Registration Statement" shall, from and after the declaration of the effectiveness of such post-effective amendment, refer to the registration statement as amended by such post-effective amendment thereto; and (ii) the term "Prospectus" shall refer to the prospectus as most recently issued by the Fund pursuant to the rules and regulations of the SEC promulgated under the 1933 Act (the "SEC REGULATIONS"), together with any current supplement or supplements thereto.

          Except as required by law, the Fund will not file any amendment to the Registration Statement or any amendment and/or supplement to the Prospectus that shall be reasonably objected to by the Selling Agent. The General Partner agrees to suspend the offering immediately and inform the Selling Agent if the General Partner has any reason to believe that it may be necessary or advisable to amend the Registration Statement or supplement the Prospectus.

          The Fund will not utilize any promotional brochures or other marketing materials, including "Tombstone Ads" or other communications qualifying under Rule 134 of the SEC Regulations (collectively, "PROMOTIONAL MATERIAL") that are reasonably objected to by the Selling Agent. No reference to the Selling Agent may be made in the Registration Statement, Prospectus or in any Promotional Material that has not been approved by the Selling Agent, which approval such Selling Agent may withhold in its sole and absolute discretion. The Fund will cooperate with the Selling Agent in causing to be filed, all Promotional Material with the National Association of Securities Dealers, Inc. (the "NASD"), and will not use any such Promotional Material unless the NASD has stated in writing that it appears to comply with all applicable standards or the requirement for such a statement has been waived by the Selling Agent. The Fund will file, or cause to be filed, all Promotional Material in state jurisdictions as requested or required by law, and will not use any such Promotional Material in any state that has expressed any objection thereto (except pursuant to agreed-upon modifications to the Promotional Material).

          (b) The certificate of limited partnership (the "CERTIFICATE OF LIMITED PARTNERSHIP") pursuant to which the Fund has been formed and the Third Amended and Restated Limited Partnership Agreement (the "LIMITED PARTNERSHIP AGREEMENT") provide for the subscription for and sale of the Units of the Fund; all action required to be


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     taken by the General Partner and the Fund as a condition to the sale of the
     Units to qualified subscribers therefor has been, or prior to the Initial Closing Date (as defined in Section 2(g) hereof) will have been, taken;
     and, upon payment of the consideration therefor specified in all accepted Subscription Agreements and Powers of Attorney, the form of which is set forth as Appendix B to the Prospectus, the Units will constitute valid units of limited partnership interest in the Fund as to which the subscribers thereto will have limited personal liability to the extent provided for under the Illinois Act and will be Limited Partners of the Fund entitled to all the applicable benefits under the Limited Partnership Agreement and the Illinois Act.

          (c) The Fund is a limited partnership existing under the laws of the State of Illinois with full power and authority to engage in the business to be conducted by it, as described in the Registration Statement and Prospectus. The Fund is qualified to do business in each jurisdiction in which such qualification is necessary in order to protect the limited liability of Limited Partners and in which the nature or conduct of its business as described in the Registration Statement and Prospectus requires such qualification and the failure to be so qualified would be reasonably likely to have a material adverse effect on the results of operations, financial condition or business ("MATERIAL ADVERSE EFFECT") of the Fund.

          (d) The General Partner is, and will continue to be so long as it is the general partner of the Fund, a limited liability company duly organized, existing and in good standing under the laws of the State of Illinois and is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business as described in the Registration Statement and Prospectus requires such qualification and the failure to be so qualified would, in the aggregate, be reasonably likely to have a Material Adverse Effect on the Fund or the General Partner.

          (e) Each of the Fund and the General Partner has full limited partnership or limited liability company power and authority, as the case may be, under applicable law to perform its respective obligations under the Limited Partnership Agreement and this Agreement, and to conduct its business as described in the Registration Statement and Prospectus.

          (f) When the Registration Statement becomes effective under the 1933 Act and at all times subsequent thereto up to and including each Closing Date, the Registration Statement, Prospectus and Promotional Material will comply in all material respects with the requirements of the 1933 Act, the SEC Regulations, the Commodity Act and the CFTC Regulations. Each of the Registration Statement, the Prospectus and each item of Promotional Material as of the Initial Closing Date and each Closing Date thereafter will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which such statements are made, not misleading; provided, however, that this representation and warranty does not apply to statements made or omitted in reliance upon, and in conformity with, written information furnished to the General Partner with respect to the Selling Agent by or on behalf of the Selling Agent, expressly for use in such Registration Statement, Prospectus or Promotional Material.


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          (g) Since the respective dates as of which information is given in the
     Registration Statement and the Prospectus, there has not been any material adverse change in the results of operations, financial condition or business of the General Partner or the Fund, whether or not arising in the ordinary course of business, of which the Selling Agent has not been informed by the General Partner.

          (h) Each of the Limited Partnership Agreement and this Agreement has been duly and validly authorized, executed and delivered by the General Partner (in the case of the Limited Partnership Agreement) and by the Fund and the General Partner (in the case of this Agreement). The Limited Partnership Agreement constitutes a valid and binding obligation of the General Partner, enforceable against the General Partner subject to the effects of: (1) bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, receivership, moratorium and other similar laws (including judicially developed doctrines with respect to such laws) affecting the rights and remedies at the time in effect affecting the enforceability of creditors generally; (2) general principles of equity, whether applied by a court of law or equity with respect to performance and enforcement of the Limited Partnership Agreement and (3) any limitations under federal securities laws and other applicable laws and considerations of public policy that relate to indemnification and contribution.

          (i) The execution and delivery of the Limited Partnership Agreement and this Agreement, the incurrence of the obligations set forth therein and herein and the consummation of the transactions contemplated therein, herein and in the Prospectus: (i) will not constitute a breach of, or default under, any instrument or agreement by which the General Partner or the Fund, as the case may be, or any of their properties or assets is bound, or any statute, order, rule or regulation applicable to the General Partner or the Fund, as the case may be, of any court or any governmental body or administrative agency having jurisdiction over the General Partner or the Fund, as the case may be, except as would not be reasonably likely to have a Material Adverse Effect on the General Partner or the Fund; (ii) will not result in the creation or imposition of any lien, charge or encumbrance on any property or assets of the General Partner or the Fund, except as would not be reasonably likely to have a Material Adverse Effect on the General Partner or the Fund; and (iii) will not give any party a right to terminate its obligations or result in the acceleration of any obligations under any material instrument or agreement by which the General Partner or the Fund, as the case may be, or any of their respective properties or assets is bound, except as would not be reasonably likely to have a Material Adverse Effect on the General Partner or the Fund.

          (j) Except as otherwise disclosed in the Registration Statement or the Prospectus, there is not pending nor, to the General Partner's knowledge, threatened any action, suit or proceeding before or by any court or other governmental body to which the General Partner or the Fund is a party, or to which any of the assets of the General Partner or the Fund is subject, that would reasonably be expected to have a Material Adverse Effect on the General Partner or the Fund or that is required to be disclosed in the Registration Statement or Prospectus pursuant to the Commodity Act, the CFTC Regulations, the 1933 Act or the SEC Regulations.


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          (k) No stop order relating to the Registration Statement has been issued by any federal or state securities commission, and no proceedings therefor are pending or, to the knowledge of the General Partner, threatened.

          (l) The General Partner and each of its principals and employees have, and will continue to have so long as it is the general partner of the Fund, all federal and state governmental, regulatory, self-regulatory and commodity exchange approvals and licenses, and the General Partner (either on behalf of itself or its principals and employees) has effected all filings and registrations with federal and state governmental, regulatory or self-regulatory agencies required to conduct its business and to act as described in the Registration Statement and Prospectus or required to perform its or their obligations as described under the Limited Partnership Agreement except as would not be reasonably likely to have a Material Adverse Effect on the General Partner or the Fund (including, without limitation: (i) registration as a commodity pool operator under the Commodity Act; (ii) membership in the NFA as a "commodity pool operator"; and (iii) registration as a "transfer agent" with the SEC); and this Agreement and the performance of such obligations will not contravene or result in a breach of: (1) any provision of the General Partner's limited liability company operating agreement; or (2) any agreement, instrument, order, law or regulation binding upon the General Partner or any of its employees or principals, except as would not be reasonably likely to have a Material Adverse Effect on the General Partner or the Fund.

          (m) The Fund does not require any federal or state governmental, regulatory, self-regulatory or commodity exchange approvals, licenses or registrations and the Fund need not effect any filings with any federal or state governmental agencies in order to conduct its business and to act as contemplated by the Registration Statement and Prospectus and to issue and sell the Units (other than filings under the 1933 Act, the Commodity Act and state securities laws relating solely to the offering of the Units).

          (n) The General Partner has the financial resources necessary to meet its obligations relating to the payment of expenses and fees to the Selling Agent pursuant to Section 6 hereunder.

          (o) The actual performance of the Fund is disclosed in the Prospectus as required by the Commodity Act, the CFTC Regulations and the rules of the NFA (the "NFA RULES"); all of the information regarding the actual performance of the Fund set forth in the Prospectus is complete and accurate in all material respects and, except as disclosed in the Prospectus, is in accordance and compliance with the disclosure requirements of the Commodity Act, the CFTC Regulations and the NFA Rules.

          (p) The General Partner acknowledges that the Selling Agent's customer lists constitute proprietary data belonging to the Selling Agent, and the General Partner agrees that it will not disseminate or use any confidential information regarding any such data, except as required by law or in connection with the operation of the Fund. Furthermore, the General Partner agrees that it will not solicit any client on the Selling Agent's customer lists (exclusive of any such person who is a pre-existing client of the General


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     Partner or an Existing Limited Partner (as defined in Section 2(a)), except as requested by the Selling Agent in connection with soliciting investments in the Fund.

          (q) The accountants who certified the financial statements of the General Partner and of the Fund included in the Registration Statement are, with respect to the General Partner and the Fund, independent public accountants as required by the 1933 Act and the SEC Regulations. These financial statements fairly present the financial condition of the General Partner and the Fund as of the dates shown and the results of operations and changes in partners' capital of the Fund for the periods shown, and are presented in accordance with generally accepted accounting principles as currently in effect in the United States.

     Section 2. Offering and Sale of Units.

          (a) The Selling Agent is hereby appointed as a Principal Selling Agent for the Fund (although as described herein the Fund will engage the other Principal Selling Agents and it is contemplated that various Additional Selling Agents also may market Units) during the term herein specified for the purpose of finding acceptable subscribers for the Units through a public offering of such Units. Subject to the performance by the General Partner of its obligations hereunder and to the completeness and accuracy in all material respects of the representations and warranties of the General Partner contained herein, the Selling Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts to find acceptable subscribers for the Units, provided that there is no minimum number of Units for which the Selling Agent agrees to find subscribers.

          It is understood that the Selling Agent's agreement to use its best efforts to find acceptable subscribers for the Units shall not prevent it from acting as a selling agent or underwriter for the securities of other issuers, including affiliates of the Selling Agent, that may be offered or sold during the term hereof. The agency of the Selling Agent hereunder shall continue until the expiration or termination of this Agreement as provided herein, including such additional period as may be required to effect a final closing of the sale of the Units subscribed for through the date of such termination. All subscriptions are subject to acceptance or rejection, in whole or in part in the General Partner's sole discretion, and no compensation shall be due hereunder in respect of rejected subscriptions.

          The Selling Agent acknowledges that the Units are divided into separate Classes each of which is open for investment only by certain subscribers as follows and as described in the Prospectus, or otherwise in the General Partner's discretion. Class A Units are reserved for: (i) current Limited Partners who purchased beneficial interests in the Fund during the private offering of the Fund's interests ("EXISTING LIMITED PARTNERS"); and (ii) new subscribers subscribing for the requisite minimum subscription amount as described below. Class B Units are reserved for new subscribers generally. The minimum initial subscription amount for Class A Units for new subscribers is $200,000. The minimum initial subscription amount for Class A Units for Existing Limited Partners is $15,000, except for Existing Limited Partners that are employee


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     benefit plans or individual retirement accounts, for which the minimum initial subscription amount is $5,000. The minimum additional subscription amount for Class A Units for all Limited Partners is $15,000, except for Limited Partners that are employee benefit plans or individual retirement accounts, for which the minimum additional subscription amount is $5,000. The minimum initial subscription amount for Class B Units is $10,000, except for subscribers that are employee benefit plans or individual retirement accounts, for which the minimum initial subscription amount is $5,000. The minimum additional subscription amount for Class B Units for all Limited Partners is $2,000. The foregoing minimum subscription requirements are subject to any higher or different minimum subscription requirements that may be imposed by certain state securities regulators, as may be set forth in the Subscription Requirements attached as Appendix C to the Prospectus.

          No upfront sales commission will be payable to the Selling Agent in connection with its sales of any Class A Units. With respect to sales of Class B Units, the General Partner agrees to pay, from its own funds, an upfront sales commission to the Selling Agent equal to 3.5% of the Net Asset Value per Unit (as defined in the Limited Partnership Agreement) of each Class B Unit sold by the Selling Agent at each Closing Date. The General Partner shall pay the upfront sales commission with respect to any sale of Class B Units due to the Selling Agent within fifteen (15) business days of the applicable Closing Date.

          The Selling Agent agrees that it will promptly pass on to its Registered Representatives that portion of the upfront sales commissions received from the General Partner for its sale of Class B Units to which such Registered Representatives are entitled pursuant to the Selling Agent's standard compensation procedures, as determined by the Selling Agent from time to time.

          (b) The General Partner agrees to pay, from its own funds, ongoing trailing commissions to the Selling Agent with respect to its sales of the Units as follows.

          For ongoing services rendered to Limited Partners holding Class A Units as described below in this subsection (b), the General Partner shall pay the Selling Agent ongoing trailing commissions in an amount equal to .1875% of the month-end Net Asset Value per Unit (a 2.25% annual rate) of all Class A Units sold by the Selling Agent that remain outstanding as of the end of each month (including Units redeemed as of the end of such month), provided that the total underwriting compensation per Class A Unit will not exceed 10% of the subscription proceeds of the unit unless the Selling Agent remains registered with the CFTC as a futures commission merchant or introducing broker and remains a member in good standing of the NFA in such capacity, and the registered representative of the Selling Agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was "grandfathered" as an associated person of the selling agent.

          Such ongoing trailing commissions shall begin to accrue with respect to each Class A Unit as of the end of the first full month following the Closing Date for the sale


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     of such Unit, and shall continue only for as long as such Class A Unit remains outstanding, regardless of the termination of this Agreement for any reason.

          For ongoing services rendered to Limited Partners holding Class B Units as described below in this subsection (b), the General Partner shall pay the Selling Agent ongoing trailing commissions in an amount equal to 0.292% of the month-end Net Asset Value per Unit (a 3.5% annual rate) of all Class B Units sold by the Selling Agent that remain outstanding as of the end of each month (including Units redeemed as of the end of such month), provided that the total underwriting compensation per Class B Unit will not exceed 10% of the subscription proceeds of the unit unless the Selling Agent remains registered with the CFTC as a futures commission merchant or introducing broker and remains a member in good standing of the NFA in such capacity and the registered representative of the Selling Agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was "grandfathered" as an associated person of the selling agent.

          Such ongoing trailing commissions shall begin to accrue with respect to each Class B Unit as of the end of the thirteenth full month following the Closing Date for the sale of such Unit, and shall continue only for as long as such Class B Unit remains outstanding, regardless of the termination of this Agreement for any reason.

          The General Partner shall pay the ongoing trailing commissions due to the Selling Agent within fifteen (15) business days of the end of each applicable calendar month.

          Notwithstanding the foregoing, ongoing trailing commissions shall be payable to the Selling Agent only in respect of Units sold by Registered Representatives who are themselves registered with the CFTC and who have passed either the Series 3 National Commodity Futures Examination or the Series 31 Futures Managed Funds Examination, and are contingent upon the provision by such Registered Representatives of ongoing services in connection with the Units sold by such Registered Representatives, including: (i) inquiring of the General Partner from time to time, at the request of an owner of Units, as to the Net Asset Value per Unit; (ii) inquiring of the General Partner from time to time, at the request of an owner of Units, regarding the commodity interest markets and the Fund;
     (iii) assisting, at the request of the General Partner, in the redemption of Units; and (iv) providing such other services to the owners of Units as the General Partner may, from time to time, reasonably request. The Selling Agent agrees to adopt procedures to monitor the adequacy of the ongoing services provided by Registered Representatives.

          The Selling Agent agrees to pass ongoing trailing commissions on to their Registered Representatives, pursuant to the Selling Agent's standard compensation procedures, as determined by the Selling Agent from time to time.

          (c) In the case of Class A Units acquired by Existing Limited Partners in exchange for their limited partnership interests in the Fund previously sold by the Selling Agent on a private placement basis, the Selling Agent will not receive any upfront sales commissions for the Units at the Initial Closing of such Units. However, if the Selling Agent is receiving ongoing trailing commissions in respect of such privately placed


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     limited partnership interests it will continue to receive such ongoing trailing commissions with respect to the Class A Units exchanged therefor; provided, however, that as of the Initial Closing, such ongoing trailing commissions shall be paid in accordance with subsection (b) above (subject to Rule 2810 of the NASD Conduct Rules in respect of aggregate compensation which may be received by the Selling Agent).

          (d) The General Partner, in its sole discretion, may select Additional Selling Agents, subject to the requirements set forth in the Additional Selling Agent Agreement, that are either: (i) broker-dealers that are members in good standing of the NASD; or (ii) foreign banks, brokers, dealers or institutions ineligible for membership in a registered securities association (within the meaning of Rule 2420 of the NASD's Conduct Rules) that agree that they will make no sales of Units within the United States, its territories or possessions or areas subject to its jurisdiction. Each such Additional Selling Agent shall execute and deliver to the General Partner an Additional Selling Agent Agreement in substantially the form set forth as Exhibit A to this Agreement.

          (e) The General Partner will pay the Additional Selling Agents upfront sales commissions and ongoing trailing commissions as set forth in subsections (a) and (b) above, or in such lesser amounts to which the General Partner and each such Additional Selling Agent may agree.

          (f) Ongoing trailing commissions will be paid at the end of each calendar month on the basis of the Units outstanding during each month during such month. Net Asset Value per Unit, for purposes of determining ongoing trailing commissions, shall be calculated after reduction of all expenses of the Fund, including accrued and unpaid expenses, as set forth in the Limited Partnership Agreement.

          The Selling Agent, although otherwise entitled to ongoing trailing commissions will not be entitled to receipt thereof for any month during any portion of which the Registered Representative who is receiving compensation based upon such ongoing trailing commissions is at any time not properly registered with the CFTC or does not provide the ongoing services described in subsection (b) above.

          (g) The General Partner shall notify the Selling Agent of the initial closing of the sale of Units (THE "INITIAL CLOSING" and the date of such closing, the "INITIAL CLOSING DATE"), as well as of the aggregate number of Units for which the General Partner has received acceptable subscriptions. Thereafter, Units may continue to be sold as of close of business on the last business day of each calendar month (each such date or the Initial Closing Date, a "CLOSING DATE"), in the discretion of the Fund.

          (h) Notwithstanding any other provision of this Agreement to the contrary, no upfront sales commissions or ongoing trailing commissions shall be paid to the Selling Agent on Units sold to the General Partner or any of its principals or affiliates.

          (i) The Fund shall not in any respect be responsible for any upfront sales commissions or ongoing trailing commissions described herein. All such commissions are to be solely the responsibility of the General Partner.


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


          (j) Notwithstanding anything in this Section 2 to the contrary, the Selling Agent shall not be entitled to any compensation hereunder in respect of a sale to any subscriber if the General Partner determines that another authorized selling agent of the Fund is primarily responsible for or should otherwise be credited with such sale. In making this determination, the General Partner shall endeavor to act fairly. Any dispute regarding compensation shall be conclusively resolved by the General Partner.

     Section 3.  Compliance with Rule 2810 and General Laws.

          (a) It is understood that the Selling Agent has no commitment with regard to the sale of the Units other than to use its best efforts. In connection with the offer, sale and distribution of the Units, the Selling Agent represents and warrants that it will comply fully with all applicable laws and regulations, and the rules, policy statements and interpretations of the NASD, the SEC, the CFTC, state securities administrators and any other regulatory or self-regulatory body. In particular, and not by way of limitation, the Selling Agent represents and warrants that it is familiar with Rule 2810 of the NASD Conduct Rules and that it will comply fully with all the terms thereof in connection with the offering and sale of the Units. The Selling Agent will not execute any sales of Units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is maintained.

          (b) The Selling Agent agrees not to recommend the purchase of Units to any subscriber unless the Selling Agent shall have reasonable grounds to believe, on the basis of information obtained from the subscriber concerning, among other things, the subscriber's investment objectives, other investments, financial situation and needs, that: (i) (to the extent relevant for the purposes of Rule 2810 and giving due consideration to the fact that the Fund is in no respects a "tax shelter") the subscriber is or will be in a financial position appropriate to enable the subscriber to realize to a significant extent the benefits of the Fund, including the tax benefits (if any) described in the Prospectus; (ii) the subscriber has a fair market net worth sufficient to sustain the risks inherent in participating in the Fund; (iii) the subscriber qualifies as an acceptable subscriber on the basis set forth in the Prospectus, the Subscription Agreement and Power of Attorney and the Subscription Requirements; (iv) the subscriber is not a "Prohibited Investor," as such term is defined in the Subscription Requirements, and acceptance of the subscriber's subscription will not otherwise breach any laws, rules and regulations designed to avoid money laundering applicable to either the Selling Agent, the General Partner or the Fund; and (v) the Units are otherwise a suitable investment for the subscriber. The Selling Agent agrees to maintain such records as are required by the applicable rules of the NASD and the state securities commissions for purposes of determining investor suitability. In the case of such records related to Texas subscribers, such records shall be maintained for no less than six (6) years from the date such records are generated and, in the case of such records related to all other subscribers, for the time periods otherwise required by the NASD. In connection with making the foregoing representations and warranties, the Selling Agent further represents and warrants that it has, among other things, examined the Prospectus including, without limitation, the sections listed below and obtained such additional information from the General Partner regarding the information set forth thereunder as the Selling Agent has deemed necessary or appropriate to determine whether the Prospectus adequately and accurately discloses all material facts relating to an investment in the Fund and provides an adequate basis to subscribers for evaluating an investment in the Units:

                                 "Risk Factors"
                                 "Performance of the Fund"
                                 "The General Partner"
                                 "Use of Proceeds"
                                 "Fees and Expenses"
                                 "Limited Partnership Agreement - Redemptions,
                                  Distributions and Transfers"
                                 "U.S. Federal Income Tax Consequences"
                                 "The Commodity Interest Markets"
                                 "Supplemental Performance Information"

     In connection with making the representations and warranties set forth in this paragraph, the Selling Agent has not relied on inquiries made by or on behalf of any other parties.

          The Selling Agent agrees to inform all prospective purchasers of Units of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus.

          The Selling Agent shall cause its Registered Representatives to certify in writing that such Registered Representative has made the required determinations in each Subscription Agreement and Power of Attorney submitted by the Registered Representative in respect of a subscriber; provided, however, that such determinations shall not be binding on the General Partner.

          Each party agrees that no subscription will be deemed final and binding on any new subscriber until at least five (5) business days after the date the subscriber receives the Prospectus. In connection therewith, the Selling Agent agrees to indicate in each Subscription Agreement and Power of Attorney submitted by a Registered Representative in respect of a subscriber the date on which the Prospectus was delivered to that subscriber.

          (c) All payments for subscriptions may be made by subscriber check payable to "Grant Park Futures Fund Limited Partnership - Subscription Account" or wire transfer for deposit in the Fund's account maintained at Harris Bank & Trust (wire transfer instructions: Account No. 274-9513, ABA #071000288), and submitted, along with a completed Subscription Agreement and Power of Attorney, to the Selling Agent at least five (5) business days prior to the applicable Closing Date or at an earlier date if required by the Selling Agent.

          (d) As an alternative to submitting subscription checks or wire transfers, a subscriber may instead authorize the Selling Agent to debit the subscriber's customer securities account maintained with the Selling Agent, as may be permitted by the Selling Agent. Subscribers who do so must have their subscription payments in their accounts on the date their subscription is accepted, with subscribers to be notified of such date by the Selling Agent. Settlement of the payment for subscriptions will occur not later than three (3) business days following notification by the General Partner to the Selling Agent of the acceptance of a particular subscription. On each settlement date, subscribers' customer securities accounts will be debited by the Selling Agent in the amount of their subscriptions. The amount of the subscription payments so debited will be transmitted by the Selling Agent directly to the Fund's account maintained at Harris Bank & Trust in the form of a Selling Agent check or wire transfer payable to the Fund.

          The Selling Agent and the General Partner may make such other arrangements regarding the transmission of subscriptions as they may deem convenient or appropriate, provided that any such arrangement must comply in all relevant respects with SEC Regulations 10b-9 and 15c2-4.

          (e) The Selling Agent represents, warrants and covenants to the General Partner and the Fund that it and all of its personnel involved in the activities contemplated hereunder have all governmental, regulatory and self-regulatory registrations, approvals, memberships and licenses required to perform its obligations under this Agreement and to receive compensation therefor (including but not limited to registration as a broker-dealer with the SEC, membership in the NASD, registration with the relevant regulatory authority in each state in which the Selling Agent will solicit subscribers, registration with the CFTC as a futures commission merchant or introducing broker and membership in the NFA) and that it and such personnel will maintain all such registrations, approvals, memberships and licenses during the term of this Agreement and for such time as the Selling Agent and such personnel shall receive compensation hereunder.

          (f) The Selling Agent represents, warrants and covenants that it: (i) maintains anti-money laundering policies and procedures that comply with the Bank Secrecy Act of 1970, as amended, and applicable federal anti-money laundering regulations, including policies and procedures to verify the identity of prospective subscribers ("AML LAWS, REGULATIONS AND POLICIES");
     (ii) complies with AML Laws, Regulations and Policies; (iii) will promptly deliver to the General Partner, to the extent permitted by applicable law, notice of any AML Laws, Regulations and Policies violation, suspicious activity, suspicious activity investigation or filed Suspicious Activity Report that relates to any prospective subscriber for Units; and (iv) will cooperate with the General Partner and deliver information reasonably requested by the General Partner concerning subscribers that purchased Units sold by the Selling Agent necessary for the General Partner or the Fund to comply with AML Laws, Regulations and Policies.

     Section 4. Blue Sky Survey. The General Partner agrees to cause Katten Muchin Zavis Rosenman, counsel to the General Partner, to prepare and deliver to the Selling Agent, a Blue Sky Survey which shall set forth the United States jurisdictions in which the Units may be offered and sold. The General Partner agrees to use its best efforts to qualify the Units under the securities or Blue Sky laws of the various state jurisdictions, and to maintain such qualification during the term of the offering, provided that the General Partner reserves the right to withdraw application for the Units' registration. It is understood and agreed that the Selling Agent may rely, in connection with the offering and sale of Units in any United States jurisdiction, on advice given by Katten Muchin Zavis Rosenman as to the legality of the offer or sale of the Units in such jurisdiction.

     Section 5. Covenants of the General Partner.

          (a) The General Partner will not file any amendment to the Registration Statement without giving the Selling Agent a reasonable period of time to review such amendment prior to filing or to which the Selling Agent reasonably objects, unless advised by counsel that doing so is required by law. The General Partner will notify the Selling Agent promptly: (i) when any amendment to the Registration Statement shall have become effective or any supplement (not including any monthly report) to the Prospectus is filed; (ii) of the receipt of any further comments from the SEC, CFTC, NFA or any other federal or state regulatory or self-regulatory body with respect to the Registration Statement; (iii) of any request by the SEC, CFTC, NFA or any other federal or state regulatory or self-regulatory body for any further amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto; (iv) of any material criminal, civil or administrative proceedings against or involving the General Partner or the Fund; (v) of the issuance by the SEC, CFTC, NFA or any other federal or state regulatory or self-regulatory body, as applicable, of any order suspending the effectiveness of the Registration Statement under the 1933 Act, the registration or NFA membership of the General Partner as a "commodity pool operator," or the registration of the Units under the Blue Sky or securities laws of any state or other jurisdiction or any order or decree enjoining the offering or the use of the then current Prospectus or any Promotional Material or of the institution of any action or proceeding for any such purpose; or (vi) of any threatened action of the type referred to in clauses (iii) through (v) of which the General Partner has been notified. In the event any order of the type referred to in clause (v) is issued, the General Partner agrees to use best efforts to obtain a lifting or rescinding of such order at the earliest feasible date.

          (b) The General Partner will deliver to the Selling Agent as many conformed copies of the Registration Statement as originally filed and of each amendment thereto, together with exhibits, as the Selling Agent may reasonably request.

          (c) The General Partner will deliver to the Selling Agent, as promptly as practicable from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) and of the Promotional Material as the Selling Agent may reasonably request for the purposes contemplated by the 1933 Act or the SEC Regulations.

          (d) The General Partner will deliver to the Selling Agent: (i) copies of all "Blue Sky" and other state securities law clearances obtained by the Fund; and (ii) copies of all monthly and annual reports, and of any other communications, sent to the Limited Partners.

          (e) During the period when the Prospectus is required to be delivered pursuant to the 1933 Act, the General Partner and the Fund will comply with all requirements imposed upon them by the 1933 Act, the SEC Regulations, the Commodity Act and the CFTC Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of the Units during such period in accordance with the provisions hereof and as set forth in the Prospectus.

          (f) If any event shall occur as a result of which it is necessary, in the reasonable opinion of the General Partner or any of the Selling Agents, to amend or supplement the Prospectus in order to make the Prospectus not materially misleading in the light of the circumstances existing at the time it is delivered to a subscriber, or to conform with applicable CFTC Regulations or SEC Regulations, the General Partner shall promptly prepare and file such amendment(s) of or supplement(s) to the Prospectus effecting the necessary changes, and furnish to the Selling Agent, at the expense of the General Partner, a reasonable number of copies of such amendment(s) or supplement(s). Upon receipt by the Selling Agent of notice of any such event or any notice pursuant to Section 5(a) above, the Selling Agent shall, at the request of the General Partner, immediately discontinue the offering of Units until the filing of the applicable amendment or supplement or lifting or rescinding of the applicable order, as the case may be. No such amendment or supplement shall be filed or used without the approval of the Selling Agent, which shall not be unreasonably withheld, delayed or conditioned.

     Section 6. Payment of Expenses and Fees. The General Partner will pay all expenses incident to the performance of the obligations of the General Partner and the Fund hereunder, including: (i) the printing and delivery to the Selling Agent in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, of the Prospectus and any supplements or amendments thereto, and of any Promotional Material; (ii) the reproduction of this Agreement and the printing and filing of the Registration Statement and the Prospectus (and, in certain cases, the exhibits thereto) with the SEC and NFA;
(iii) the payment of filing fees to the SEC and the NASD; (iv) the qualification of the Units under the securities or "Blue Sky" laws in the various jurisdictions, including the payment of filing fees and the fees and disbursements of the General Partner's counsel incurred in connection therewith;
(v) the services of Katten Muchin Zavis Rosenman and accountants for the General Partner and the Fund; and (vi) the "roadshow" expenses (including, but not limited to, expenses incurred in connection with travel, lodging and meals) of the General Partner.

     The General Partner and the Selling Agent are each aware of the limitations imposed by Rule 2810 of the NASD Conduct Rules on the aggregate compensation that may be received by the Selling Agent in connection with the offering and sale of the Units. The General Partner agrees that it will not make, and the Selling Agent acknowledges and agrees that it will in no event accept, any payments from the General Partner which, when added to the upfront sales commissions (not including ongoing trailing commissions) that the Selling Agent receives on each sale of a Unit, would exceed 10% of the gross proceeds of the Units sold to the public.

     Section 7. Conditions of Closing. The sale of the Units is subject to the accuracy of the representations and warranties of the parties hereto, to the performance by such parties of their respective obligations hereunder and to the following further conditions:

          (a) The Registration Statement shall have become effective and at each Closing Date no order suspending the effectiveness thereof shall have been issued under the 1933 Act or proceeding therefor initiated or threatened by the SEC, and the NFA shall have accepted the Prospectus as a Disclosure Document pursuant to CFTC Regulations and NFA Rules without a finding of further deficiencies.

          (b) At or prior to the Initial Closing Date, Katten Muchin Zavis Rosenman counsel to the General Partner, shall deliver its opinion, in form and substance satisfactory to the parties hereto, to the effect that:

               (i) The Fund is a limited partnership existing under the laws of the State of Illinois with full partnership authority to conduct the business in which it engages as described in the Registration Statement, the Prospectus and herein.

               (ii) The General Partner is a limited liability company existing and in good standing under the laws of the State of Illinois. The General Partner has limited liability company authority to perform its obligations as described in the Registration Statement, the Prospectus and herein.

               (iii) This Agreement has been duly authorized, executed and delivered by the Fund and the General Partner and the performance by the Fund and the General Partner of the transactions contemplated herein and set forth in the Prospectus will not, to the knowledge of such counsel, result in a breach or violation of any of the terms or provisions of or constitute a default under (i) any material contracts, indentures, deeds of trust, loan agreements, notes, leases or other agreements as listed on an exhibit to such opinion (the "MATERIAL CONTRACTS"), (ii) the General Partner's certificate of formation or limited liability company operating agreement, (iii) any laws or administrative rules or regulations normally applicable to transactions of the type contemplated hereby or in the Prospectus, or
          (iv) any order, writ, injunction or decree known to such counsel of any court or any governmental body or administrative agency having jurisdiction over the General Partner or the Fund.

               (iv) The Limited Partnership Agreement has been duly authorized, executed and delivered by the General Partner and constitutes a valid and binding obligation of the General Partner enforceable against the General Partner, subject to the effects of: (1) bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, receivership, moratorium and other similar laws (including judicially developed doctrines with respect to such laws) affecting the rights and remedies at the time in effect affecting the enforceability of creditors generally; (2) general principles of equity, whether applied by a court of law or equity with respect to performance and enforcement of the Limited Partnership Agreement; and (3) any limitations under federal securities laws and other applicable laws and considerations of public policy that relate to indemnification and contribution. The execution and delivery of the Limited Partnership Agreement, and the incurrence of the obligations therein and the consummation of the transactions contemplated therein will not result in a breach or violation of any of the terms or provisions of or constitute a default under (i) any Material Contracts, (ii) the General Partner's certificate of formation or limited liability company operating agreement, (iii) any laws or administrative rules or regulations normally applicable to transactions of the type contemplated thereby, or (iv) any order, writ, injunction or decree known to such counsel of any court or any governmental body or administrative agency having jurisdiction over the General Partner or the Fund.

               (v) No filing, order, authorization, approval or consent of any court, governmental or self-regulatory agency or body is necessary in connection with the subscription for and sale of the Units, except such as may be required under the 1933 Act, the Commodity Act, the NFA Rules, NASD rules and applicable state securities or "Blue Sky" laws.

               (vi) Assuming that all action required to be taken by the General Partner and the Fund as a condition to the subscription for and sale of the Units to qualified subscribers therefor has been taken, and, upon payment of the consideration therefor specified in the accepted Subscription Agreements and Powers of Attorney and satisfaction of all applicable subscription requirements by such subscribers, the Units will constitute valid units of limited partnership interest in the Fund, and each subscriber who purchases Units will become a Limited Partner with limited personal liability to the extent provided for under the Illinois Act.

               (vii) The information in the Prospectus under the caption "U.S. Federal Income Tax Consequences," to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects, insofar as it relates to the income tax consequences to the Fund and to the federal income tax consequences of an investment in the Fund by U.S. individual taxpayers.

               (viii) The Registration Statement is effective under the 1933 Act and, to the knowledge of such counsel, no proceeding for a stop order is pending or threatened under Section 8(d) or Section 8(e) of the 1933 Act or any applicable state "Blue Sky" laws.

               (ix) At the time the Registration Statement became effective, the Registration Statement, and at the time the Prospectus and any amendments or supplements thereto were first issued, the Prospectus (other than the financial statements and notes thereto and other financial and statistical data or past performance information included therein, as to which such counsel need render no opinion), complied as to form in all material respects with the requirements of the 1933 Act, SEC Regulations, the Commodity Act, the CFTC Regulations and the NFA Rules.

               (x) Assuming operation in accordance with the Prospectus, the Fund will not be an "investment company" or a company "controlled" by an

          "investment company" as those terms are defined in the Investment Company Act of 1940, and the General Partner need not be registered as an "investment adviser" under the Investment Advisers Act of 1940 in respect of its management of the Fund.

          Such counsel shall state that it has participated in conferences with officers and other representatives of the General Partner and representatives of the independent public accountants for the General Partner and the Fund, at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Registration Statement and the Prospectus, and no facts have come to the attention of such counsel which cause them to believe that either the Registration Statement or any amendment thereto, at the time such Registration Statement or amendment became effective, or the Prospectus or any amendment or supplement thereto, as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and notes thereto and other financial and statistical data or past performance information included therein).

          Such counsel shall also state that to the knowledge of such counsel, based solely on its review of its litigation docket and an officer's certificate from the General Partner: there are no legal or governmental proceedings pending to which the Fund or the General Partner is a party, that are required to be described in the Registration Statement or the Prospectus that are not so described; and to such counsel's knowledge no such proceedings are threatened by governmental authorities or others.

          (c) At or prior to the Initial Closing Date, the Fund shall have received a capital contribution of the General Partner in the amount required by its Limited Partnership Agreement and as described in the Prospectus.

          (d) At or prior to the Initial Closing Date, executed copies of the Limited Partnership Agreement and this Agreement shall be delivered to the parties hereto.

          (e) The parties hereto shall have been furnished with such additional information, opinions and documents, including supporting documents relating to parties described in the Prospectus and certificates signed by such parties with regard to information relating to them and included in the Prospectus as they may reasonably require for the purpose of enabling them to pass upon the sale of the Units as herein contemplated and related proceedings, in order to evidence the accuracy or completeness of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all actions taken by the parties hereto in connection with the sale of the Units as herein contemplated shall be reasonably satisfactory in form and substance to Katten Muchin Zavis Rosenman, counsel for the General Partner, and to the Selling Agent.

     If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled prior to a Closing Date, this Agreement and all obligations hereunder may be cancelled by any party hereto by notifying the other parties hereto of such cancellation in writing or by facsimile at any time at or prior to such Closing Date, and any such cancellation or termination shall be without liability of any party to any other party other than in respect of Units already sold and except as otherwise provided in Sections 6 and 8 of this Agreement.

     Section 8. Indemnification, Contribution and Exculpation.

          (a) The General Partner severally (not the Fund) agrees to indemnify and hold harmless the Selling Agent and each person, if any, who controls the Selling Agent within the meaning of Section 15 of the 1933 Act, as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever arising from any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement, in the Prospectus (or any amendment or supplement thereto) or in the Promotional Material or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission or any such alleged untrue statement or omission; provided, however, that any settlement shall be subject to indemnity hereunder only if effected with the prior written consent of the General Partner; and

               (iii) against any and all expense whatsoever (including the fees and disbursements of counsel) reasonably incurred in investigating, preparing or defending against litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause
          (i) or (ii) above;

     provided, however, that: (1) the General Partner will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or the Promotional Material in reliance upon and in conformity with written information furnished to the General Partner by or on behalf of the Selling Agent specifically for inclusion therein; and
     (2) such indemnity with respect to any Prospectus shall not inure to the benefit of the Selling Agent (or any person controlling the Selling Agent) from whom the person asserting any such loss, liability, claim, damage or expense purchased the Units that are the subject thereof if the Selling Agent was responsible for delivering a Prospectus to such person and such person did not receive a copy of the Prospectus, as amended or supplemented, at or prior to the confirmation of the sale of such Units to such person and any untrue statement or omission of a material fact contained in any Prospectus was corrected in the Prospectus, as amended or supplemented. This indemnity agreement will be in addition to any liability which the General Partner may otherwise have.

          (b) The Selling Agent agrees to indemnify and hold harmless the General Partner, each of its members, each of its officers who signs the Registration Statement, and each person who controls the General Partner within the meaning of Section 15 of the 1933 Act to the same extent as the foregoing indemnities to the Selling Agent, but only with reference to written information relating to the Selling Agent furnished to the General Partner, by or on behalf of the Selling Agent specifically for inclusion in the documents referred to in the indemnity set forth in subsection (a). This indemnity agreement will be in addition to any liability which the Selling Agent may otherwise have.

          (c) If the indemnification provided for in this Section 8 shall for any reason be unavailable to any otherwise indemnified person in respect of any loss, liability, claim, damage or expense referred to herein, then the otherwise indemnifying party shall, in lieu of indemnifying the otherwise indemnified person contribute to the amount paid or payable by such otherwise indemnified person as a result of such loss, liability, claim, damage or expense: (1) in such proportion as shall be appropriate to reflect the relative benefits received by the General Partner on the one hand and the Selling Agent on the other from the offering of the Units by the Selling Agent; or (2) if the allocation provided by clause (1) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (1) above but also the relative fault of the General Partner on the one hand and the Selling Agent on the other with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. In no event shall the aggregate contribution or liability of the Selling Agent exceed the aggregate upfront sales commissions and ongoing trailing commissions paid to the Selling Agent hereunder. Relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the General Partner on the one hand or the Selling Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this subsection (c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an otherwise indemnifying party to the otherwise indemnified person as a result of the loss, liability, claim, damage or expense referred to above in this subsection (c) shall be deemed to include, for purposes of this subsection (c), any legal or other expenses reasonably incurred by such otherwise indemnified person in connection with investigating or defending any such action or claim.

          (d) In no case shall a party be liable under this indemnity and contribution agreement with respect to any claim unless such party shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure to so notify such party shall not relieve such party from any liability which it may have otherwise than on account of this indemnity and contribution agreement, unless such party has been prejudiced by such failure. Such party shall be entitled to participate at its own expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit so brought, which defense shall be conducted by counsel chosen by it and satisfactory to the indemnified person (or person entitled to contribution hereunder) or parties, defendant or defendants therein.

     Each party agrees to notify the other party within a reasonable time of the assertion of any claim in connection with the sale of the Units against it or any of its officers or directors or any controlling persons within the meaning of Section 15 of the 1933 Act.

     Section 9. Status of Parties. In marketing Units pursuant to this Agreement, the Selling Agent is acting solely as an agent for the Fund, and not as a principal. The Selling Agent will use its best efforts to assist the Fund in obtaining performance by each purchaser solicited by the Selling Agent whose offer to purchase Units from the Fund has been accepted on behalf of the Fund, but the Selling Agent shall not have any liability to the Fund in the event that Subscription Agreements and Powers of Attorney are improperly completed or any such purchase is not consummated for any reason. Except as specifically provided herein, the Selling Agent shall in no respect be deemed to be an agent of the Fund.

     Section 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of any party hereto submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Selling Agent, the General Partner, the Fund, or any person who controls any of the foregoing, and shall survive the Closing Dates.

     Section 11. Termination. In addition to any other termination rights set forth elsewhere in this Agreement, each party shall have the right to terminate this Agreement: (i) at any time upon no less than fifteen (15) business days' prior written notice to the non-terminating party; or (ii) at any time upon written notice to the non-terminating party in the event the non-terminating party breaches a material representation, warranty or covenant of this Agreement.

     Section 12. Survival. Section 2 (with respect to compensation payable for Units outstanding as of the date of termination) and Sections 6, 8, 13, 14, 15 and 16 hereof shall survive the termination of this Agreement for any reason.

     Section 13. Notices and Authority to Act. All communications hereunder shall be in writing and, if sent to the General Partner or the Fund, shall be mailed, delivered or faxed and confirmed to the General Partner at: Dearborn Capital Management, L.L.C., 550 West Jackson Boulevard, Suite 1300, Chicago, Illinois 60661, facsimile: (312) 756-4452, Attention: Mr. David M. Kavanagh; with copies to: Katten Muchin Zavis Rosenman, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661, facsimile: (312) 902-1061, Attention: Mr. Wesley

G. Nissen and Mr. Mark D. Wood and, if sent to the Selling Agent, shall be mailed, delivered or faxed and confirmed to it at _______________________________________, Attention: _______________, with copies to _____________________________________, Attention: _______________. Notices
shall be effective when actually received.

     Section 14. Parties; Assignment. This Agreement shall inure to the benefit of and be binding upon the Selling Agent, the Fund, the General Partner and such parties' respective successors and permitted assigns to the extent provided herein. This Agreement and the conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto and their respective successors, permitted assigns and controlling persons and parties indemnified hereunder, and for the benefit of no other person, firm or corporation. No purchaser of a Unit shall be considered to be a successor or an assignee solely on the basis of such purchase. No party may assign its rights or obligations under this Agreement to any other person without the prior written consent of the other parties hereto.

     Section 15. Governing Law. This Agreement and the rights and obligations of the parties created hereby shall be governed by the laws of the State of Illinois.

     Section 16. Consent to Jurisdiction. The parties hereto agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the City of Chicago. Accordingly, the parties hereto consent and submit to the jurisdiction of the federal and state courts and applicable arbitral body located within the City of Chicago. The parties further agree that any such action or proceeding brought by any party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the federal or state courts, or if appropriate, before any applicable arbitral body, located within the City of Chicago.

     The General Partner and the Fund each agree that, at the request of the Selling Agent, they will submit any action or proceeding referred to in this
Section 16 to NFA arbitration in the City of Chicago, and agree to execute and deliver to the Selling Agent the Selling Agent's standard form of arbitration agreement, as required by NFA Rules.

     Section 17. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall be deemed one and the same instrument.

     If the foregoing is in accordance with your understanding of their agreement, you are requested to sign and return to the General Partner and the Fund a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the parties in accordance with its terms.

                                 Very truly yours,

                                 GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

                                 By:      Dearborn Capital Management,
                                          L.L.C., General Partner

                                          By:  _________________________________
                                               David M. Kavanagh, President


                                 DEARBORN CAPITAL MANAGEMENT, L.L.C.

                                 By:      Dearborn Capital Management, Ltd.
                                          its Managing Member

                                          By:  _________________________________
                                               David M. Kavanagh, President


Confirmed and accepted as of
the date first above written:

[SELLING AGENT]


By: __________________________


Title:  ______________________


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